UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2005

ZOMAX INCORPORATED
(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-28426	No. 41-1833089
(Commission File Number)	(IRS Employer
Identification No.)

5353 Nathan Lane

Plymouth, MN   55442

(Address of Principal Executive Offices)  (Zip Code)

(763) 553-9300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Ac (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 14, 2006, Zomax Incorporated issued a press release, announcing that two independent directors, Basil P. Regan and Peter H. Woodward, were added to its Board.  Mr. Regan, age 65, has served as president of Regan Fund Management since founding it in 1989.  Regan Fund Management holds approximately 10% of our outstanding shares.  Mr. Woodward, age 33, has served as president of MHW Capital Management, a Zomax shareholder, since founding it in 2005.  Mr. Woodward served as Managing Director of Regan Fund Management from 1995 to 2005.  The full text of the above-referenced press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Current Report as if fully set forth herein.

Neither Mr. Regan nor Mr. Woodward were elected to the Board pursuant to any arrangement or understanding between either of them and any other person.  There is not currently, nor has there been since the beginning of our last fiscal year, any transaction with Zomax in which either Mr. Regan or Mr. Woodward has or had a direct or indirect material interest.

Item 9.01             Financial Statements and Exhibits.

(a)                  Financial statements:  None.

(b)                 Pro forma financial information:  None.

(c)                  Shell company transactions:  None.

(d)                 Exhibits:

99.1           Press release dated July 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 17, 2006

ZOMAX INCORPORATED

By	/s/ Richard D. Barnes
Richard D. Barnes
Executive Vice President and
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
July 14, 2006	0-28426

ZOMAX INCORPORATED

EXHIBIT NO.	ITEM
99.1	Press release dated July 14, 2006.